EXHIBIT 22(j)


   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses, and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 3 to File No. 33-102879; Amendment No. 5 to File No. 811-21292) of the Ned Davis Research Asset Allocation Fund, a series of Ned Davis Research Funds, of our report dated February 11, 2005, included in the 2004 Annual Report to shareholders.


                                                           /S/ Ernst & Young LLP

New York, New York
April 25, 2005